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                                                                  Exhibit 23.1





The Board of Directors and Partners
Duke-Weeks Realty Corporation and
Duke-Weeks Realty Limited Partnership:


We consent to the use of our report dated January 25, 2000 on the consolidated financial statements of Duke-Weeks Realty Corporation and subsidiaries and the related financial statement schedule as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, which report appears in the annual report on Form 10-K of Duke-Weeks Realty Corporation for the year ended December 31, 1999. We also consent to the use of our report dated January 25, 2000 on the consolidated financial statements of Duke-Weeks Realty Limited Partnership and subsidiaries and the related financial statement schedule as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, which report appears in the annual report on Form 10-K of Duke-Weeks Realty Limited Partnership for the year ended December 31, 1999. Each of these reports is incorporated herein by reference. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP
Indianapolis, Indiana
May 23, 2000